ASSET PURCHASE AGREEMENT

                          Dated as of December 9, 1999

                                      Among

                           Gateway Distributors, Ltd.

                            Sulin International, Inc.

                                       and

                    Shareholders of Sulin International, Inc.




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                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated as of December 9, 1999, is by and among Gateway Distributors, Ltd., a Nevada corporation (the "Purchaser"), SuLin International, Inc., a Nevada corporation (the "Company"), and the shareholders of the Company listed on the signature page of this Agreement (individually, a "Shareholder" and, collectively, the "Shareholders").

                                 R E C I T A L S

A. The Shareholders own all of the issued and outstanding shares of capital stock of the Company, which is in the business of the network marketing of nutritional, health and dietary supplements and products (the "Business").

B. The parties hereto wish to provide for the term and conditions upon which the Purchaser will acquire substantially all of the assets and assume all receivables and payables listed on the attached Balance sheet dated December 9, 1999.

C. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the purchase of assets and assumption of liabilities and also to prescribe various conditions to such transaction.

                               A G R E E M E N T S
                                - - - - - - - - -

Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                    ---------
                          PURCHASE AND SALE OF ASSETS
                           ---------------------------

1.1 Assets to be Purchased. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Company, at the Closing (as hereinafter defined), all of the Company's right, title and interest in and to the assets, properties, goodwill and rights of the Company, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Company (hereinafter sometimes collectively called the "Assets"), including without limitation: (i) the right to use the names and all variations thereof of the company and its products. The assets referred to in the form of Bill of Sale listed on Exhibit 1.1(b) hereto; and (iii) the assets reflected on the Latest Balance Sheet (as hereinafter defined), with only such dispositions of such assets reflected on the Latest Balance Sheet as shall have occurred in the ordinary course of the Company's business between the date thereof and the

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     Closing and which are permitted by the terms hereof, and excluding only (x)
     the minute books, corporate seal and stock records of the Company and (y) the assets specifically described on Exhibit 1.1(c) hereto. All real property assets and fixtures included among the Assets shall be conveyed
     free  and  clear  of  any  mortgage,   pledge,   lien,  security  interest,
     encumbrance,   claim,   easement,   right-   of-way,   tenancy,   covenant,
     encroachment, restriction or change of any kind or nature (whether or not of record), except as described on Exhibit 1.1(d) hereto. All machinery,
     equipment,   vehicles  and  other  personal  property,   including  without
     limitation inventories, accounts and notes receivable, trade notes, trade accounts and Intellectual Property Rights (as hereinafter defined), shall be conveyed free and clear of any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except as described on Exhibit 1.1(d) hereto. Any and all loan amounts due to stock holders shall remain with the company.

1.2 Assumptions of Certain Liabilities. Upon satisfaction o all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Purchaser, pursuant to a Liabilities Undertaking in the form of attached Balance Sheet hereto ("Liabilities Undertaking"), shall assume those certain liabilities and obligations of the Company listed. The Purchaser is not assuming, and will not be obligated or liable for, any liability of the Company not listed on Exhibit 1.2(b). The Purchaser will be indemnified, pursuant to Section 8.4, from and against any claims in respect of any debts, obligations or liabilities of the Company of any nature whatsoever other than the Assumed Liabilities. 1.3 Purchase Price. The Purchaser shall pay for the Company

     Assets the following consideration (the "Purchase Price"):

1.3.1Inventory  Stream.  The Purchaser  shall make cash payment (the  "Inventory
     Stream"), calculated and payable as follows: (a) Commencing on the tenth day of the first full calendar month following the Closing, and on the tenth day of each month thereafter, the Purchaser shall pay to the Company cash in an amount equal to 100 % of the original cost to the Company of the portion of the Inventory (as defined in Section 2.12) which the Purchaser sold in the preceding month providing the inventory was paid for prior to the purchase. These payments shall terminate after Purchaser's sale of the entire Inventory. In addition, amounts unsold after 1.5 years from the purchase date, shall become inventory of the company and amounts will not be determined for said products to the purchaser. In the event that the Purchaser does not live up to this agreement (1.3.3), and pay the outstanding obligation to the company by September 30,2000, the purchaser will issue another 150,000 shares of Common 144 stock.

1.3.2Common Stock. The Purchaser shall issue to the Company two hundred fifty thousand (250,000) shares of 144 Common Stock (the "Shares") of the Purchaser. These will be restricted stock.


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1.5  Closing and Post Closing Adjustments.  The determination of the cost of the
     Inventory on the date of Closing shall be accomplished at and after the Closing in the following manner: (a) The Purchaser shall promptly prepare a schedule of the Company's cost of the Inventory (the "Inventory Schedule") within thirty (30) days of the date of Closing. Purchaser shall deliver copies thereof to the Company and each Shareholder. The Company and the Shareholders and their respective representatives, agents and advisors shall have full and complete access to the Company's former offices and premises and to the work papers and other records for the purpose of observing all aspects of the Purchaser's preparation of the Inventory Schedule.

          (b) The Company and the Shareholders shall have five (5) business days after receipt of the Inventory Schedule (the "Review Period") to review and verify the Inventory Schedule. If no party objects in writing to the Inventory Schedule within the Review Period, then the Inventory Schedule shall be final and binding on all parties, and the Purchaser shall calculate the Inventory Stream amounts using the Inventory Schedule in accordance with Section 1.3.1. If any party does so object within the Review Period then the parties shall meet as soon as practicable to attempt to resolve any such objection of the Company. If the parties agree in writing on a final Inventory Schedule within two (2) days after the expiration of the Review Period, then Purchaser shall calculate the Inventory Stream amounts using that final Inventory Schedule in accordance with Section 1.3.1 and shall pay to the Company the difference, if any, resulting from any adjustments made to the Inventory Schedule.

Purchaser Obligations

1. Inventory will be taken over by Gateway and you will be paid the cost of the product on a monthly basis until the entire inventory is sold. Inventory still on the payables and not paid will be taken over by Gateway, however no money paid out.

2. All receivables and payables will be taken over by Gateway with the exception of loans to stock holders.

3. All information related to discussions regarding the sal will remain confidential between both parties unless agreed to by both parties in writing.

4.   Rick Bailey and you will facilitate announcement of the sale.

5.   Transition between the companies will be by agreement of both parties.

6. Products of SuLin will remain in our product line unless both parties agree to make changes

7. 250,000 shares of Gateway Distributor 144 stock will be issued upon completion of the sale.


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This Agreement upon signing will be final and binding.

                                    GATEWAY DISTRIBUTORS, LTD.

                                         /s/  Richard A. Bailey
                                    By:_________________________________________
                                         Richard A. Bailey, President and
                                         Chief Executive Officer


                                    SULIN INTERNATIONAL, INC.

                                        /s/ Steve Smith
                                    By: ________________________________________
                                           Steve Smith
                                           President


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STATE OF                                 )
         --------------------------------
                                         )  ss.
COUNTY OF                                )
          -------------------------------

     Richard A. Bailey, President and Chief Executive Officer of Gateway Distributors, Ltd. acknowledged the foregoing instrument before me this 9th day of December 1999, a Nevada corporation, on behalf of the corporation.


Notary Public

STATE OF                                         )
         ----------------------------------------
                                                 )  ss.
COUNTY OF                                        )
          ---------------------------------------

     Steve  Smith,   President  of  SuLin   International,   Inc.,  and  a  Utah
corporation, on behalf of the corporation acknowledged the foregoing instrument before me this day of December 9, 1999.


Notary Public


















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